Exhibit m(3)a

EXHIBIT A

Fee Schedule

Dated November 20, 2019

Subject to the limitations imposed by Section 3 of the Plan and FINRA Rule 2341, the current level of fees payable to the Distributor pursuant to Section 2 of the Plan are set forth below.

Funds and Class	Maximum Fees for Distribution Services and Service Activities
Core Bond Series – Class S	0.25%
Disciplined Value Series – Class S	0.25%
High Yield Bond Series – Class S	0.25%
Pro-Blend Conservative Term Series – Class S	0.25%
Pro-Blend Extended Term Series – Class S	0.25%
Pro-Blend Maximum Term Series – Class S	0.25%
Pro-Blend Moderate Term Series – Class S	0.25%
Real Estate Series – Class S	0.25%
Unconstrained Bond Series – Class S	0.25%
Rainier International Discovery Series – Class S	0.25%
Overseas Series – Class S	0.25%
Target Income Series – Class K	0.25%
Target 2015 Series – Class K	0.25%
Target 2020 Series – Class K	0.25%
Target 2025 Series – Class K	0.25%
Target 2030 Series – Class K	0.25%
Target 2035 Series – Class K	0.25%
Target 2040 Series – Class K	0.25%
Target 2045 Series – Class K	0.25%
Target 2050 Series – Class K	0.25%
Target 2055 Series – Class K	0.25%
Target 2060 Series – Class K	0.25%
Target Income Series – Class R	0.50%
Target 2015 Series – Class R	0.50%
Target 2020 Series – Class R	0.50%
Target 2025 Series – Class R	0.50%
Target 2030 Series – Class R	0.50%
Target 2035 Series – Class R	0.50%
Target 2040 Series – Class R	0.50%
Target 2045 Series – Class R	0.50%
Target 2050 Series – Class R	0.50%
Target 2055 Series – Class R	0.50%
Target 2060 Series – Class R	0.50%
Pro-Blend Conservative Term Series - Class R	0.50%
Pro-Blend Moderate Term Series - Class R	0.50%
Pro-Blend Extended Term Series - Class R	0.50%
Pro-Blend Maximum Term Series - Class R	0.50%

Funds and Class	Maximum Fees for Distribution Services and Service Activities
Pro-Blend Conservative Term Series - Class L	1.00%
Pro-Blend Moderate Term Series - Class L	1.00%
Pro-Blend Extended Term Series - Class L	1.00%
Pro-Blend Maximum Term Series - Class L	1.00%

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